UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2021

CORBUS PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37348	46-4348039
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 River Ridge Drive, Norwood, MA	02062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 963-0100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	CRBP	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1 933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Exclusive License Agreement with The Regents of the University of California

On May 26, 2021, Corbus Pharmaceuticals Holdings, Inc. (the “Company”) entered into an Exclusive License Agreement (the “UCSF License Agreement”) with The Regents of the University of California (‘The Regents”), pursuant to which the Company received an exclusive license to certain patents relating to humanized antibodies against integrin αvβ8, one of which the Company is referring to as CRB-601, along with non-exclusive licenses to certain related know-how and materials.

In consideration for the license and other rights granted to the Company under the UCSF License Agreement, the Company paid The Regents a license issue fee of $1,500,000 and is obligated to pay an annual license maintenance fee, as well as up to $153,000,000 in potential milestone payments for the achievement of certain development, regulatory, and sales milestones. In addition, the Company is obligated to pay royalties in the low, single digits on sales of products falling within the scope of the licensed patents, which is subject to a minimum annual royalty obligation, and a percentage share of certain payments received by Company from sublicensees or in connection with the sale of the licensed program.

The UCSF License Agreement will remain in effect until the expiration or abandonment of the last patent rights licensed under the UCSF License Agreement. The UCSF License Agreement may be terminated by The Regents for the Company’s failure to cure a default after notice, and the Company may terminate the UCSF License Agreement at any time upon 60 days’ notice. In addition, the UCSF License Agreement will automatically terminate upon the filing of a petition for relief under the United States Bankruptcy Code by or against the Company or if the Company files a claim asserting that the patents licensed under the UCSF License Agreement are invalid or unenforceable.

The USCF License Agreement also contains customary representations, warranties and covenants, as well as customary provisions relating to indemnification, confidentiality and other matters.

License Agreement with Milky Way BioPharma, LLC

On May 25, 2021, the Company entered into a License Agreement (“the Milky Way License Agreement”) with Milky Way BioPharma, LLC (‘Milky Way”), a subsidiary of Panorama Research Inc., pursuant to which the Company received an exclusive license, under certain patent rights and know-how owned or controlled by Milky Way, to develop, commercialize, and otherwise exploit products containing antibodies against integrin αvβ6 and/or integrin αvβ8 (“Licensed Products”), one of which the Company is referring to as CRB-602. Under the terms of the Milky Way License Agreement, the Company will have sole responsibility for research, development, and commercialization of any Licensed Products, and Company has agreed to use commercially reasonable efforts to perform these activities.

In consideration for the license and other rights granted to the Company under the Milky Way License Agreement, the Company paid Milky Way an upfront payment of $500,000 and will issue to Milky Way $250,000 of shares of its common stock, par value $0.0001 per share (the “Common Stock”), to be determined based on the average of the volume-weighted average price per share of Common Stock, to be issued on the later of (i) ninety (90) days following the date of the Milky Way License Agreement or (ii) five (5) business days following the date of approval by the stockholders of the Company of a proposal to increase the number of authorized shares of Common Stock in an amount equal to at least 300,000,000 shares of Common Stock. The Company is obligated to pay up to $53,000,000 in potential milestone payments for the achievement of certain development, regulatory, and sales milestones. At the Company’s election, the Company may satisfy a portion of certain milestone payments by issuing shares of Common Stock. In addition, the Company is obligated to pay royalties in the low, single digits on sales of Licensed Products during the life of the applicable licensed patents on a country-by-county and product-by-product basis (the “Royalty Term”), which is subject to a minimum annual royalty obligation, as well as a percentage share of certain payments received by Company from sublicensees.

The Milky Way License Agreement will remain in effect, on a country-by-country and product-by-product basis, until the expiration of the Royalty Term in each country. The Milky Way License Agreement may be terminated by either party for the other party’s uncured material breach or insolvency or bankruptcy, and the Company may terminate the agreement at any time upon 30 days’ notice during the first year of the agreement or upon 180 days’ notice thereafter.

The Milky Way License Agreement also contains customary representations, warranties and covenants, as well as customary provisions relating to indemnification, confidentiality and other matters.

Copies of the UCSF License Agreement and the Milky Way License Agreement referenced above will be filed as an exhibit in a subsequent periodic report to be filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 3.02. Unregistered Sales of Equity Securities

The information set forth above in Item 1.01 of this Current Report on Form 8-K under “License Agreement with Milky Way BioPharma, LLC” is incorporated into this Item 3.02 by reference. On May 26, 2021, the Company agreed to issue to Milky Way 147,875 shares of Common Stock (the “Shares”) to be issued on the later of (i) ninety (90) days following the date of the Milky Way License Agreement or (ii) five (5) business days following the date of approval by the stockholders of the Company of a proposal to increase the number of authorized shares of the Common Stock in an amount equal to at least 300,000,000 shares of Common Stock. The Shares will be issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an exemption provided by Section 4(a)(2) of the Securities Act. The Company will rely on this exemption from registration based in part on representations made by Milky Way.

Item 7.01. Regulation FD Disclosure.

On June 1, 2021, the Company issued a press release announcing the entry into the UCSF License Agreement and the Milky Way License Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events

On June 1, 2021, the Company provided following business update:

As described above, on May 25, 2021, and May 26, 2021, we obtained license rights to two monoclonal antibodies (“mAbs”), compounds that we are referring to as CRB-601 and CRB-602, that target certain integrins to inhibit the activation of transforming growth factor β (“TGFβ”). TGFβ is a multifunctional cytokine involved in many cellular processes, including cell growth and differentiation, immune responses, wound healing, and tissue repair. Integrins are a family of membrane-bound αβ heterodimers that mediate interactions between cells and play key roles in cell signaling and homeostasis. The av family of integrins, such as avb6 and avb8, release TGFβ from its latent complex, allowing this cytokine to exert its biologic effects. These integrins are expressed by cancer cells and blocking them should inhibit multiple effects of TGFb in the tumor microenvironment that promote cancer growth and metastases. Integrin-mediated release of TGFb also plays a key role in fibrosis.

CRB-601

We obtained exclusive worldwide rights to CRB-601 from The Regents of the University of California. CRB-601 is an anti-avb8 mAb and potent at picomolar concentrations in inhibiting activation of TGFβ. TGFβ is thought to promote growth and metastases of established tumors, inducing immunosuppression, fibrosis, blood vessel growth, and changes in tumor cells themselves. Some tumor cells of human epithelial malignancies express αvβ8, leading to activation of TGFβ in the tumor microenvironment. Overexpression of αvβ8 by tumor cells and expression of TGFβ in tumors has been linked to poor clinical outcomes.

We plan to develop CRB-601 for treatment of solid tumors in combination with existing therapies, including checkpoint inhibitors. We expect to begin clinical trials with CRB-601 in 2022.

CRB-602

We obtained exclusive worldwide rights to CRB-602 from Milky Way BioPharma, LLC, a subsidiary of Panorama Research Inc. CRB-602 was developed to specifically inhibit both avb6 and avb8. The avb6 and avb8 integrins have been implicated in fibrotic diseases and in cancers of epithelial cell origin. We believe targeting these integrins at the same time is a rational approach to treating fibrotic diseases, including idiopathic pulmonary fibrosis, and carcinomas. We expect that CRB-602 may provide potential therapeutic benefit in fibrotic diseases and cancer. We expect to begin clinical trials with CRB-602 in 2022.

The Company is using the slides attached hereto as Exhibit 99.2 to this Current Report on Form 8-K in connection with management presentations to describe its business.

Forward- Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s product development, clinical trials, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit No.	Description
	99.1	Press Release issued by Corbus Pharmaceuticals Holdings, Inc. dated June 1, 2021
	99.2	Investor Presentation
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORBUS PHARMACEUTICALS HOLDINGS, INC.

Dated: June 1, 2021	By:	/s/ Yuval Cohen
	Name: Title:	Yuval Cohen Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Corbus Pharmaceuticals Holdings, Inc. dated June 1, 2021
99.2	Investor Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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